Exhibit 99.4

FORM OF PROXY CARD

INTERNATIONAL MULTIFOODS CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

                            , 2004

             a.m., Central Daylight Time

[Location of Meeting]

proxy

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Gary E. Costley and John E. Byom, and each or either of them, with full power of substitution, to vote all of the shares of common stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, that the undersigned may be entitled to vote at the Special Meeting of Shareholders of INTERNATIONAL MULTIFOODS CORPORATION (the “Special Meeting”) to be held at                     ,                      on                     , 2004, at              a.m., Central Daylight Time, and at any adjournments or postponements thereof, on the matters set forth on the reverse side of this proxy as specified thereon and, in their discretion, upon all other matters that may properly come before the Special Meeting or any adjournments or postponements thereof. The undersigned hereby revoke(s) all former proxies. The undersigned hereby acknowledge(s) receipt of the joint proxy statement/prospectus for the Special Meeting.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

\*/ Please detach here \*/

FORM OF PROXY CARD

INTERNATIONAL MULTIFOODS CORPORATION

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Proposal to adopt and approve the Agreement and Plan of Merger, dated as of March 7, 2004 (the “merger agreement”), by and among International Multifoods Corporation (“Multifoods”), The J. M. Smucker Company, and MIX Acquisition Corporation, a wholly owned subsidiary of The J. M. Smucker Company, and the merger pursuant to which Multifoods will merge with and into MIX Acquisition Corporation on and subject to the terms contained in the merger agreement and the transactions contemplated by the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to approve adjournments or postponements of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The proxies, and each or either of them, are authorized to vote in their discretion upon any other business that may properly come before the Special Meeting or any reconvened meeting following an adjournment or postponement of the Special Meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1 AND 2 ABOVE.

Address Change?	Dated: ,2004
Mark Box ☐ Indicate changes below:

Shareholder signature(s)
Signature(s) in Box
Please sign your name(s) exactly as it appears printed hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.